Exhibit 32.1

Certifications Pursuant to

18 U.S.C. Section 1350,

as Adopted Pursuant to Section 906 of the

Sarbanes-Oxley Act of 2002

In connection with the Quarterly Report on Form 10-Q of Whirlpool Corporation (the “Company”) for the quarterly period ended September 30, 2004 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Jeff M. Fettig, as Chief Executive of the Company, and Roy W. Templin, as Chief Financial Officer of the Company, each hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to his knowledge:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly represents, in all material respects, the financial condition and results of operations of the Company.

/s/ JEFF M. FETTIG
Name:	Jeff M. Fettig
Title:	Chairman of the Board, President and Chief Executive Officer
Date:	November 8, 2004

/s/ ROY W. TEMPLIN
Name:	Roy W. Templin
Title:	Executive Vice President and Chief Financial Officer
Date:	November 8, 2004